UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 8, 2011 (July 4, 2011)
Date of Report (Date of earliest event reported)

PERFECTENERGY INTERNATIONAL LIMITED
(Exact name of registrant as specified in its charter)

Nevada	000-51704	98-0548438
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

No. 479 You Dong Road Xinzhuang Town, Shanghai 201100 People’s Republic of China
(Address of principal executive offices)

(8621) 5488-8436
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)	Appointment of Chief Operating Officer

The Board of Directors appointed Hui Zheng, age 42, as the registrant’s Chief Operating Officer (principal operating officer) effective July 4, 2011 for a term of 3 years.

Mr. Zheng has more than 15 years of operational and business management experience at semiconductor equipment, semiconductor manufacturing, and solar wafers, cells, and modules manufacturing facilities.  Prior to his appointment with the registrant, Mr. Zheng was Director of Business Development with JA Solar in China, a position he held since September 2008.  Prior to that, he was a Member of the Technical Staff at Semiconductor Manufacturing International Corporation from July 2005 to September 2008 and Product Manager at Applied Materials from May 1997 to July 2005.  Mr. Zheng received his Bachelor of Science degree in Mechanical Engineering at the University of Texas at Austin and his Masters of Science degree in Mechanical Engineering at San Jose State University.  He also attended the MBA Program at Santa Clara University.

In accordance with labor laws of China, the registrant’s wholly owned subsidiary, Perfectenergy (Shanghai) Limited (“Perfectenergy Shanghai”) entered into an Employment Contract with Mr. Zheng on July 4, 2011 (the “Employment Contract”) in connection with his services as the registrant’s and Perfectenergy Shanghai’s Chief Operating Officer.  Mr. Zheng’s compensation will consist of a monthly base salary of approximately $9,275 (RMB60,000).  His employment may be terminated before the term of employment ends by either party with 30 days’ written notice.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit Description

10.1	Employment Contract between Perfectenergy (Shanghai) Limited and Eric Hui Zheng, dated July 4, 2011 (English translation)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFECTENERGY INTERNATIONAL LIMITED
(Registrant)

Date: July 8, 2011	/s/ Wennan Li
Name: Wennan Li
Title: Chief Executive Officer